UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2020

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Address of principal executive offices) (Zip Code)

(646) 813-4712
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On April 15, 2020, the Board of Directors (the “Board”) of Abeona Therapeutics Inc. (the “Company”) appointed Brian J.G. Pereira, M.D. and Shawn Tomasello to serve on the Board effective immediately. Dr. Pereira will serve as a Class 3 director whose term will expire at the Company’s annual meeting of stockholders to be held in 2022, and Ms. Tomasello will serve as a Class 2 director whose term will expire at the Company’s annual meeting of stockholders to be held in 2021. Effective upon the appointment of Dr. Pereira and Ms. Tomasello to the Board, Mark J. Alvino and Richard Van Duyne resigned from the Board, consistent with their previously-disclosed resignation letters. In addition, the Board has appointed Dr. Pereira as Executive Chairman.

Dr. Pereira is not expected to serve on any committees of the Board. Ms. Tomasello is expected to be appointed to the Nominating and Governance Committee and Audit Committee of the Board.

Dr. Pereira and Ms. Tomasello were each nominated pursuant to a letter agreement dated as of December 20, 2019 (the “Letter Agreement”), between the Company and affiliates of Great Point Partners, LLC (“Great Point”), an existing stockholder. The Letter Agreement granted Great Point the right to nominate two members to the Company’s Board.

The Company’s former Executive Chairman, Steven H. Rouhandeh, resigned from that position effective upon Dr. Pereira’s appointment, consistent with Mr. Rouhandeh’s separation agreement entered into on January 2, 2020. As previously disclosed, Mr. Rouhandeh will continue to serve as a member of the Board.

As a non-employee director, Ms. Tomasello will receive the same compensation as the other non-employee directors of the Company under the standard arrangements and agreements described in the Company’s 2020 Annual Meeting Proxy Statement, including cash compensation, prorated from Ms. Tomasello’s appointment, and equity awards.

The Board has determined that Ms. Tomasello qualifies as an “independent director” as defined under Nasdaq Listing Rule 5605(a)(2). The Company is not aware of any transaction or relationship involving Dr. Pereira or Ms. Tomasello requiring disclosure under Item 404(a) of Regulation S-K.

Brian Pereira’s Offer Letter

Pursuant to the offer letter dated April 15, 2020 (the “Offer Letter”), by and between Dr. Pereira and the Company, for his services as Executive Chairman, Dr. Pereira will receive an annual retainer of $375,000, payable in accordance with regular payroll practices of the Company. Dr. Pereira will also be entitled to an annual bonus opportunity, with a target range equal to 50% of his annual retainer and prorated for any partial year of service. Any such bonus will be contingent on Dr. Pereira’s satisfaction of objective and subjective performance goals established by the Board. Additionally, Dr. Pereira was granted options to purchase 930,000 shares of common stock of the Company. Such options were granted as an inducement grant under Nasdaq Listing Rule 5635(c)(4) and outside of the Company’s 2015 Equity Incentive Plan, but will generally have terms and conditions consistent with those set forth in that plan. The options have an exercise price of $2.50 per share, which is equal to the closing price of Abeona’s common stock on the date of grant. The options have a 10-year term and will vest 25% on the one-year anniversary of the grant date and in equal monthly installments over the following three years. Additionally, 100% of the options will be accelerated in the event of certain qualifying terminations of Dr. Pereira’s relationship following a change of control of the Company. As Executive Chairman, Dr. Pereira also will be eligible for a grant of annual stock options. Such grants shall be in the sole discretion of the Board, but is anticipated to be approximately equal to 75% of the stock options granted to the Company’s Chief Executive Officer.

Dr. Pereira and the Company may each terminate the relationship for any reason upon written notice to the other party. If the relationship is terminated for any reason, Dr. Pereira will be entitled to (i) payment of any retainer earned but unpaid through the Termination Date (as such term is defined in the Offer Letter); (ii) payment of additional vested benefits, if any, in accordance with the applicable terms of applicable Company arrangements; (iii) any unreimbursed expenses in accordance with the Company’s business expense reimbursement policies; and (iv) if Dr. Pereira’s relationship is terminated by the Company without cause, Dr. Pereira is entitled to receive as severance an amount equal to the retainer, payable over the one-year period following his termination. The Company’s obligations in the preceding sentence are conditioned upon, among other things, Dr. Pereira’s execution of a release of claims in favor of the Company and its affiliates. The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter filed as Exhibit 10.1 herewith.

Appointment of Principal Financial Officer

Also on April 15, 2020, the Board appointed Edward Carr, the Company’s Vice President and Chief Accounting Officer, as Principal Financial Officer. The Company is not aware of any transaction or relationship involving Mr. Carr requiring disclosure under Item 404(a) of Regulation S-K. No material contract, plan, or arrangement was entered into in connection with this appointment. Mr. Carr’s compensation has not changed as a result of this appointment.

Item 7.01 Regulation FD.

The Company has issued a press release, dated April 21, 2020, announcing the appointment of Dr. Pereira and Ms. Tomasello to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in Exhibit 99.1 hereto shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated April 15, 2020, between Abeona Therapeutics Inc. and Brian J.G. Pereira, M.D.
99.1	Press release, dated April 21, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2020	Abeona Therapeutics Inc.
(Registrant)

	By:	/s/ Edward G. Carr
	Name:	Edward G. Carr
	Title:	Chief Accounting Officer